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                                                                     EXHIBIT 2.8

                        JOINDER AGREEMENT, dated as of January 9, 2004 (this
                  "Lane Joinder Agreement"), among American Cigarette Company Overseas B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands ("ACC"), Cigarette Manufacturers Supplies Inc., a Delaware corporation ("CMS"), R.J. Reynolds Tobacco Holdings, Inc., a Delaware corporation ("RJR"), and Reynolds American Inc., a North Carolina corporation ("Reynolds American").

            WHEREAS Section 8.10 of the Stock Purchase Agreement, dated as of October 27, 2003 (the "Lane Agreement"), among ACC, CMS and RJR, contemplates that Reynolds American will become a party to the Lane Agreement; and

            WHEREAS ACC, CMS, RJR and Reynolds American have agreed that Reynolds American will become a party to the Lane Agreement.

            NOW, THEREFORE, Reynolds American hereby agrees with ACC, CMS, and RJR as follows:

            SECTION 1. Reynolds American, by its signature, hereby becomes a party to the Lane Agreement with the same force and effect as if originally named as a party therein and hereby agrees to all the terms and provisions of the Lane Agreement applicable to it.

            SECTION 2. RJR hereby assigns, conveys, transfers and delivers to Reynolds American, and Reynolds American hereby acquires and accepts from RJR, all right, title and interest of RJR in, under and to the Lane Agreement.

            SECTION 3. RJR hereby assigns to Reynolds American, and Reynolds American hereby assumes and agrees to satisfy, perform, pay and discharge all of the liabilities, covenants, agreements and other obligations of RJR under and pursuant to the Lane Agreement.

            SECTION 4. Reynolds American represents and warrants that this Lane Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

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            SECTION 5. This Lane Joinder Agreement shall for all purposes be deemed to be a part of the Lane Agreement and shall be subject to all of the provisions thereof.

                                       2

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            IN WITNESS WHEREOF, each of the parties hereto have duly executed this Lane Joinder Agreement, all as of the date first written above.

                                   AMERICAN CIGARETTE COMPANY OVERSEAS B.V.,

                                        by Timothy J. Hazlett
                                           --------------------------------
                                           Name:
                                           Title:

                                   CIGARETTE MANUFACTURERS SUPPLIES INC.,

                                        by George A. McGrath
                                           --------------------------------
                                           Name:
                                           Title: Vice President -- Finance

                                   R.J. REYNOLDS TOBACCO HOLDINGS, INC.,

                                        by McDARA P. FOLAN, III
                                           --------------------------------
                                           Name: McDara P. Folan, III
                                           Title: Vice President, Deputy
                                                  General Counsel and Secretary

                                   REYNOLDS AMERICAN INC.,

                                        by MCDARA P. FOLAN, III
                                           --------------------------------
                                           Name: McDara P. Folan, III
                                           Title: Vice President, Deputy
                                                  General Counsel and Secretary